UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 4, 2013

(Date of earliest event reported)

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or Other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of Principal Executive Offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 4, 2013 the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) established a cash bonus program for Jack Abuhoff, Ashok Mishra, and O’Neil Nalavadi (the “Executive Officers”) that is based on the achievement of specified targets (the “Bonus Targets”). The Bonus Targets consist of the following Company Bonus Targets: a Bonus Target for 2013 revenue (the “Revenue Bonus Target”), a Bonus Target for 2013 gross margin (the “Gross Margin Bonus Target”), and a Bonus Target for 2013 earnings before interest and taxes on content services (the “Content EBIT Bonus Target”). The final Bonus Target is for personal contributions in 2013 by the Executive Officers to the Company’s strategic objectives (the “Personal Contributions Bonus Target”).

Under the cash bonus program, the Company will pay to each Executive Officer the cash bonuses set out for him in the table below for each Company Bonus Target that is achieved by the Company, and the cash bonus set out for him in the table for the Personal Contributions Bonus Target if he achieves this Bonus Target. The bonus payment for a Bonus Target will be increased if actual performance exceeds the Bonus Target, but the total of the bonuses to be paid to an Executive Officer under the program will not exceed 2.85 times the amount set out for him in the table under “Total Bonus if all Bonus Targets are Achieved.” If actual performance is less than a Bonus Target, the bonus payment for that Bonus Target will be reduced or eliminated depending on the amount of the shortfall.

The amounts in the table are expressed as a percentage of 2013 base salary, which is $500,000 for Jack Abuhoff, and $280,000 for each of Ashok Mishra and O’Neil Nalavadi.

Executive Officer	Bonus for achievement of Revenue Bonus Target	Bonus for achievement of Gross Margin Bonus Target	Bonus for achievement of Content EBIT Bonus Target	Bonus for achievement of Personal Contributions Bonus Target	Total Bonus if all Bonus Targets are Achieved (sum of the preceding columns)
Jack Abuhoff	21%	12%	9%	18%	60%
Ashok Mishra	17.5%	10%	7.5%	15%	50%
O’Neil Nalavadi	14%	8%	6%	12%	40%

Mr. Abuhoff is the Company’s Chairman, President and Chief Executive Officer, Mr. Mishra is the Company’s Executive Vice President and Chief Operating Officer and Mr. Nalavadi is the Company’s Senior Vice President and Chief Financial Officer.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: June 7, 2013	By:	/s/ Amy R. Agress
Amy R. Agress Vice President and General Counsel